Exhibit 99.3

Press Contact:

Wadooah Wali

Corporate Communications, Demand Media

310.917.6430

wadooah@demandmedia.com

FOR IMMEDATE RELEASE

DEMAND MEDIA AND GOOGLE RENEW AND EXPAND GLOBAL ADVERTISING

RELATIONSHIP THROUGH NEW THREE-YEAR AGREEMENT

Demand Media Selected as Premium Content Provider for Google’s Display Network Reserve

SANTA MONICA, Calif. - August 9th, 2011 –Demand Media® (NYSE: DMD) today announced a renewal and expansion of its ongoing advertising partnership with Google to monetize Demand Media’s owned and operated properties and premium content inventory. The comprehensive, global advertising relationship brings together Demand Media’s ability to create compelling content experiences with Google’s extensive reach, ad platform technology, and ability to monetize all parts of the online advertising ecosystem. Also as part of this deal, Demand Media will provide content for new, brand-safe channels launching within the Google Display Network Reserve, a product that allows advertisers to guarantee impressions across bundled, premium inventory.

“Google has been and continues to be an important partner to Demand Media. Combining our ability to create compelling, advertiser-friendly content that consumers desire with Google’s best-in-class solutions for the online advertising ecosystem, this deal marks a significant evolution of the relationship between our two companies,” said Richard Rosenblatt, chairman and CEO of Demand Media. “Given the expansiveness and international scope of this deal, we are enthusiastic about the impact this will have on Demand Media and Google’s worldwide audiences of consumers, advertisers and agencies.”

The expanded, global partnership includes an extensive range of features that will improve and expand the products and services offered to consumers and advertisers alike, including:

•                  Display advertising: An extension of the two companies’ existing agreement to monetize Demand Media’s properties via AdSense for Content and the DoubleClick Ad Exchange

•                  Premium ad Serving: An extension of the two companies’ existing agreement to manage and serve ads through the DoubleClick for Publishers platform

•                  Demand Media’s properties will be included in premium, brand-safe channels within Google Display Network Reserve

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a content and social media company that serves consumers, advertisers, publishers and creative professionals with a diverse portfolio of properties, products and services. Through brands like eHow, LIVESTRONG.COM, Cracked and typeF, Demand Media informs and entertains one of the internet’s largest audiences every month, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Founded in 2006, Demand Media is headquartered in Santa Monica, CA with offices in Kirkland, WA; Austin, TX; Chicago, IL; New York, NY; and London, UK. For more information about Demand Media, visit: www.demandmedia.com

© 2011 Demand Media, Inc.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto.  Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of Internet search engines, including the recent algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the limited data available to us since the last algorithmic changes made by Google; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future; our ability to attract and retain freelance content creators; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations.  From time to time, we may consider acquisitions or divestitures that, if consummated, could be material.  Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods.  If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements.  More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2010 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2011, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.